Exhibit 99.1

Cascade Bancorp

(and its subsidiaries)
Compensation Committee Charter

I.  Purpose

The purpose of the Compensation Committee (“Committee”) of the Board of Directors (“Board”) of Cascade Bancorp (“Company”) shall be to discharge the Board’s responsibilities relating to the compensation of the Company’s proxy executives and Board of Directors.

II.  Composition of Committee

The Committee shall be composed of three or more members of the Board, each of whom is determined by the Board to be independent as defined by the NASDAQ stock market (“NASDAQ”) Listing Standards.  The members of the Committee and the Committee Chair shall be appointed, and may be replaced, by the Board taking into consideration the recommendation of the Corporate Governance and Nominating Committee of the Board.  Committee members shall serve until they are replaced, they resign, or their successors are duly elected and qualified.

III.  Structure and Operations

The Committee shall meet as often as the Committee considers appropriate, but no fewer than two times annually.  The Committee Chair will report the highlights of Committee meetings to the full Board at the Board’s next regular meeting.  Except to the extent prohibited by NASDAQ rules or other applicable law or regulation, the Committee may delegate matters within its power and responsibility to individuals or subcommittees when it deems appropriate.

IV.  Outside Advisors

The Committee shall have the authority to retain and terminate any compensation consulting firm used to assist it in the evaluation of CEO or executive compensation, including the authority to approve the firm’s fees and any other terms of retention.  In addition, the Committee shall have the authority to retain, and to approve the fees payable to, outside counsel and any other advisors as the Committee may deem appropriate in its sole discretion.

V.  Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

•

Review and evaluate the CEO’s performance in light of Company goals and objectives and make recommendations to the Board on any changes to the CEO’s compensation or benefits.  In determining the CEO’s compensation, the Committee will consider the Company’s performance and relative shareholder return, the CEO’s performance, and the value of similar awards to CEO’s at comparable companies;

•	Report the results of the annual performance evaluation of the CEO at an executive session of non-management directors;

•	Review the Directors’ compensation and recommend changes, as appropriate, to the Board;

•

Establish overall corporate philosophy and design long-term strategies for executive compensation programs of the Company, including executive salary structure and short-term and long-term incentive programs;

•

Approve compensation amounts for all proxy executive officers of the Company, (CEO to prepare recommendations) including base salary amounts, short-term and long-term incentive compensation payments and awards;

•	Approve an annual report on executive compensation (CD&A) for inclusion in the Company’s proxy statement;

•

Direct or invite any officer or employee of the Company or request an employee of the Company’s advisors, consultants or counsel or such other individual as it may deem appropriate to attend a Committee meeting or meet with Committee members;

•	Review and reassess this Charter on a periodic basis and recommend any proposed changes to the Board; and

•	Evaluate Compensation Committee’s performance on an annual basis.

•	Undertake from time to time additional activities within the scope of the Committee’s Charter as it may deem appropriate.

The term “compensation” shall be construed comprehensively including by way of example, but not by way of limitation, salary, any supplemental payments, incentive payments, bonuses, stock incentives, dividend equivalents, options, restricted stock, salary continuation plans, deferred compensation plans or compensation or benefits in other forms which are determined to be internally equitable and externally competitive.

Approved at the Board of Directors meeting February 1, 2007.